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                                                                 Exhibit (l)(14)

                                    FORM OF
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                              PURCHASE AGREEMENT
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      Northern Funds (the "Trust"), a Massachusetts business trust, and Martin
C. Gawne hereby agree as follows:

      1. The Trust hereby offers Martin C. Gawne, and Martin C. Gawne hereby purchases, five shares of the Trust's Global Communications Fund (the "Shares") at $10.00 per Share. The Trust hereby acknowledges receipt from Martin C. Gawne of funds in full payment for the foregoing Shares.

      2. Martin C. Gawne represents and warrants to the Trust that the foregoing Shares are being acquired for investment purposes and not with a view to the distribution thereof.

      IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of ___________________, 2000.

                                     NORTHERN FUNDS


                                     By: ___________________________________


                                     MARTIN C. GAWNE


                                     _______________________________________